Exhibit 99.1

Starbucks Reports Record Q2 Results and Reaffirms FY14 Growth Targets
6% global comp growth drives record Q2 revenues of $3.9 billion
Strong comp growth in the U.S. and continued comp acceleration in China and EMEA
Robust 10% revenue growth in Channel Development
Operating income increases 18%; Operating margin expands in all segments
EPS increases to a Q2 record $0.56, up 17% excluding non-routine gain in prior year

SEATTLE; April 24, 2014 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter and 26-week fiscal year to date ended March 30, 2014.

Q2 Fiscal 2014 Highlights:

•	Global comparable store sales increased 6%

◦	Americas and U.S. comp growth of 6%

◦	EMEA comp growth of 6%, representing the highest growth in EMEA in 14 quarters

◦	China/Asia Pacific comp growth of 7%, driven by strong traffic

•	Consolidated net revenues increased 9% to a Q2 record $3.9 billion

•	Channel Development revenues grew 10%

•	Consolidated operating income increased 18%, or $100 million, to a Q2 record $644 million

•	All reportable segments contributed to an operating margin increase of 130 basis points to a Q2 record 16.6%

•	Earnings per share grew to $0.56, up 17% excluding a $0.03 non-routine gain in the prior year Q2 related to the sale of the company's equity in its Mexico joint venture

•	The company opened 335 net new stores globally, including the 20,000th Starbucks store. Total company store count across all brands grew to 20,519.

“Starbucks record operating performance in Q2 demonstrates that our focus on building a different kind of company - performance driven, through the lens of humanity - continues to drive profits and shareholder value,” said Howard Schultz, chairman, president and ceo of Starbucks Coffee Company. “The innovation we are bringing to market through reinvention of our Teavana business and partnership with Oprah Winfrey, our reimagination of the Starbucks Experience through next-generation payment and loyalty programs and our continued investments in the over 200,000 Starbucks partners who wear the green apron every day continues to build equity in the Starbucks brand and strengthen our connection to customers in every market in which we operate.”

“Starbucks strong second quarter performance demonstrates the success of our ongoing efforts to drive industry-leading growth,” said Scott Maw, Starbucks cfo. “While global comparable store sales growth of 6% was impressive, and squarely in line with our targets, even more significant is the fact that we delivered strong, and balanced, revenue and profit growth across all of our reportable segments. The strong momentum we have created in the first half of the year, combined with our robust pipeline of innovation, give us confidence in our ability to meet our fiscal 2014 growth targets.”

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Second Quarter Fiscal 2014 Summary

	Quarter Ended Mar 30, 2014
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	3%	3%
Americas	6%	2%	3%
EMEA	6%	5%	1%
CAP	7%	7%	0%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Mar 30, 2014	Mar 31, 2013	Change
Net New Stores(1)	335	590	(255)
Revenues(2)	$3,873.8	$3,549.6	9%
Operating Income	$644.1	$544.1	18%
Operating Margin(2)	16.6%	15.3%	130 bps
EPS	$0.56	$0.51	10%
(1) Includes 337 Teavana stores added in the second quarter of fiscal 2013.
(2) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Consolidated net revenues were $3.9 billion in Q2 FY14, an increase of 9% over Q2 FY13, driven primarily by 6% growth in global comparable store sales and incremental revenues from 1,651 net new store openings over the past 12 months.

Consolidated operating income increased 18% to $644.1 million, compared to $544.1 million for the same period a year ago. Operating margin expanded 130 basis points to 16.6%, primarily driven by lower commodity costs and sales leverage.

Q2 Americas Segment Results

	Quarter Ended
($ in millions)	Mar 30, 2014	Mar 31, 2013	Change
Net New Stores	128	95	33
Revenues	$2,808.8	$2,604.1	8%
Operating Income	$605.6	$549.7	10%
Operating Margin	21.6%	21.1%	50 bps

Net revenues for the Americas segment were $2.8 billion in Q2 FY14, an increase of 8% over Q2 FY13. The increase was driven by 6% growth in comparable store sales and incremental revenues from 768 net new store openings over the past 12 months.

Operating income of $605.6 million in Q2 FY14 increased 10% from $549.7 million for the same period a year ago. Operating margin expanded 50 basis points to 21.6% primarily due to lower commodity costs.

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Q2 EMEA Segment Results

	Quarter Ended
($ in millions)	Mar 30, 2014	Mar 31, 2013	Change
Net New Stores	32	22	10
Revenues	$309.9	$273.2	13%
Operating Income	$17.7	$5.2	240%
Operating Margin	5.7%	1.9%	380 bps

Net revenues for the EMEA segment were $309.9 million in Q2 FY14, an increase of 13% over Q2 FY13. The growth was primarily due to favorable foreign currency exchange and a 6% increase in comparable store sales. Incremental revenues from 167 net new store openings over the past 12 months also contributed.

Operating income increased 240% to $17.7 million in Q2 FY14, from $5.2 million in the prior year quarter. Operating margin expanded 380 basis points to 5.7% primarily driven by sales leverage and continued cost management.

Q2 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Mar 30, 2014	Mar 31, 2013	Change
Net New Stores	174	147	27
Revenues	$265.3	$213.6	24%
Operating Income	$87.0	$68.3	27%
Operating Margin	32.8%	32.0%	80 bps

Net revenues for the China/Asia Pacific segment were $265.3 million in Q2 FY14, an increase of 24% over Q2 FY13. The increase was driven primarily by incremental revenues from 699 net new store openings over the past 12 months. A 7% increase in comparable store sales, driven by strong traffic, also contributed to the net revenue growth.

Operating income of $87.0 million in Q2 FY14 increased 27% compared to the same period a year ago. Operating margin increased 80 basis points to 32.8% driven primarily by sales leverage.

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Q2 Channel Development Segment Results

	Quarter Ended
($ in millions)	Mar 30, 2014	Mar 31, 2013	Change
Revenues(1)	$370.4	$338.1	10%
Operating Income	$127.3	$94.1	35%
Operating Margin(1)	34.4%	27.8%	660 bps
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Net revenues for the Channel Development segment were $370.4 million in Q2 FY14, an increase of 10% over Q2 FY13, primarily driven by increased sales of premium single serve products.

Operating income grew 35% to $127.3 million in Q2 FY14 compared to $94.1 million for the same period a year ago. Operating margin increased 660 basis points to 34.4% in Q2 FY14 primarily due to lower coffee costs, with sales leverage also contributing.

Q2 All Other Segments Results

	Quarter Ended
($ in millions)	Mar 30, 2014	Mar 31, 2013	Change
Net New Stores(1)	1	326	(325)
Revenues(2)	$119.4	$120.6	(1)%
Operating Loss	($7.8)	($4.1)	90%
(1) Includes 337 Teavana stores added in the second quarter of fiscal 2013.
(2) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Net revenues for All Other Segments were $119.4 million in Q2 FY14, a decrease of 1% compared to Q2 FY13, resulting from lower Seattle's Best Coffee revenues mostly offset by growth in emerging businesses, including Teavana and Evolution Fresh.

Q2 FY14 operating loss increased to $7.8 million compared to a loss of $4.1 million for the same period a year ago driven by investments to support growth in our emerging businesses.

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Year to Date Financial Results

	Two Quarters Ended Mar 30, 2014
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	3%	2%
Americas	5%	3%	2%
EMEA	5%	4%	1%
CAP	7%	7%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Two Quarters Ended
($ in millions, except per share amounts)	Mar 30, 2014	Mar 31, 2013	Change
Net New Stores(1)	752	802	(50)
Revenues(2)	$8,113.4	$7,342.7	10%
Operating Income	$1,457.7	$1,174.6	24%
Operating Margin(2)	18.0%	16.0%	200 bps
EPS	$1.26	$1.08	17%
(1) Includes 337 Teavana stores added in the second quarter of fiscal 2013.
(2) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Fiscal 2014 Targets
The company reaffirms and updates the following fiscal 2014 targets:

•	Revenue growth of 10% or greater

•	Global comparable store sales growth in the mid single digits

▪	Consolidated operating margin improvement now targeted at 175 to 200 basis points over FY13:

◦	Americas: moderate improvement over FY13

◦	EMEA: operating margin improving toward the high single digits

◦	CAP: operating margin percentage moving toward the low 30's

◦	Channel Development: now targeting approximately 500 basis point improvement over FY13

▪	Consolidated tax rate of approximately 34%

▪	Earnings per share now expected to be in the range of $2.62 to $2.68:

◦	Q3 EPS in the range of $0.64 to $0.66

◦	Q4 EPS in the range of $0.71 to $0.75

•	Approximately 1,500 net new stores:

◦	Americas: approximately 600

◦	EMEA: approximately 150

◦	CAP: approximately 750

•	Capital expenditures of approximately $1.2 billion

Company Updates

•
In January, Starbucks implemented a new senior leadership structure to bolster its Financial and Operating organization globally. Ceo Howard Schultz expanded his focus on innovation and next generation retailing and payments initiatives; cfo Troy Alstead was promoted to chief operating officer; svp of Corporate Finance Scott Maw was promoted to executive vice president and cfo; Craig Russell was promoted to executive vice president, Global Coffee.

•
Starbucks held its 2014 Annual Meeting of Shareholders in March, where Oprah Winfrey and Starbucks announced a unique collaboration to co-create Teavana® Oprah Chai Tea. Beginning April 29, Teavana Oprah Chai will be sold in participating Starbucks and Teavana stores across the U.S. and Canada, with Starbucks making a donation for each product sold to the Oprah Winfrey Leadership Academy Foundation to benefit educational opportunities for youth.

•	In March, Starbucks introduced an enhanced mobile app which includes digital tipping, digital receipts and a streamlined user experience.

•
The company opened its first store in Brunei and now operates in 64 countries worldwide. It also opened its first store in Downtown Disney, offering a unique experience to millions of guests at Disneyland Resort.

•	The company repurchased 3.5 million shares of common stock in Q2 FY14; approximately 22 million shares remain available for purchase under previous authorizations.

•	The Board of Directors declared a cash dividend of $0.26 per share, payable on May 23, 2014 to shareholders of record as of May 8, 2014.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Troy Alstead, coo, and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Thursday, May 22, 2014.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013 for additional information.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business, operations and brand, business momentum, our ability to meet our targets, the benefits to our business from the shift to online shopping, our ability to leverage our assets, including our brand, and our mobile, social and digital technologies, growth and growth opportunities, including in our tea and Channel Development businesses, earnings per share, revenues, operating margins, profits, capital expenditures, tax rates, comparable store sales and store openings and closings. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company's initiatives, strategies and plans, the acceptance of the company's products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 29, 2013.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Jim Olson
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 30, 2014	Mar 31, 2013	% Change	Mar 30, 2014	Mar 31, 2013

				As a % of total net revenues (1)
Net revenues:
Company-operated stores	$3,068.0	$2,807.7	9.3%	79.2%	79.1%
Licensed stores	356.2	322.1	10.6	9.2	9.1
CPG, foodservice and other(1)	449.6	419.8	7.1	11.6	11.8
Total net revenues	3,873.8	3,549.6	9.1	100.0	100.0
Cost of sales including occupancy costs	1,629.2	1,530.4	6.5	42.1	43.1
Store operating expenses	1,134.5	1,038.4	9.3	29.3	29.3
Other operating expenses(1)	110.9	105.8	4.8	2.9	3.0
Depreciation and amortization expenses	174.4	153.1	13.9	4.5	4.3
General and administrative expenses	240.6	230.3	4.5	6.2	6.5
Total operating expenses	3,289.6	3,058.0	7.6	84.9	86.2
Income from equity investees	59.9	52.5	14.1	1.5	1.5
Operating income	644.1	544.1	18.4	16.6	15.3
Interest income and other, net	17.8	50.8	(65.0)	0.5	1.4
Interest expense	(16.7)	(6.1)	173.8	(0.4)	(0.2)
Earnings before income taxes	645.2	588.8	9.6	16.7	16.6
Income taxes	218.3	198.1	10.2	5.6	5.6
Net earnings including noncontrolling interests	426.9	390.7	9.3	11.0	11.0
Net earnings attributable to noncontrolling interests	(0.1)	0.3	nm	—	—
Net earnings attributable to Starbucks	$427.0	$390.4	9.4%	11.0%	11.0%

Net earnings per common share - diluted	$0.56	$0.51	9.8%
Weighted avg. shares outstanding - diluted	764.6	761.3

Cash dividends declared per share	$0.26	$0.21

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.0%	37.0%
Effective tax rate including noncontrolling interests				33.8%	33.6%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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	Two Quarters Ended			Two Quarters Ended
	Mar 30, 2014	Mar 31, 2013	% Change	Mar 30, 2014	Mar 31, 2013

				As a % of total net revenues (1)
Net revenues:
Company-operated stores	$6,411.8	$5,797.3	10.6%	79.0%	79.0%
Licensed stores	758.0	672.2	12.8	9.3	9.2
CPG, foodservice and other(1)	943.6	873.2	8.1	11.6	11.9
Total net revenues	8,113.4	7,342.7	10.5	100.0	100.0
Cost of sales including occupancy costs	3,424.2	3,151.1	8.7	42.2	42.9
Store operating expenses	2,309.6	2,127.9	8.5	28.5	29.0
Other operating expenses(1)	225.8	231.9	(2.6)	2.8	3.2
Depreciation and amortization expenses	344.1	302.0	13.9	4.2	4.1
General and administrative expenses	483.2	462.2	4.5	6.0	6.3
Litigation charge/(credit)	(20.2)	—	nm	(0.2)	—
Total operating expenses	6,766.7	6,275.1	7.8	83.4	85.5
Income from equity investees	111.0	107.0	3.7	1.4	1.5
Operating income	1,457.7	1,174.6	24.1	18.0	16.0
Interest income and other, net	37.6	48.0	(21.7)	0.5	0.7
Interest expense	(31.3)	(12.7)	146.5	(0.4)	(0.2)
Earnings before income taxes	1,464.0	1,209.9	21.0	18.0	16.5
Income taxes	496.4	386.8	28.3	6.1	5.3
Net earnings including noncontrolling interests	967.6	823.1	17.6	11.9	11.2
Net earnings attributable to noncontrolling interests	—	0.6	(100.0)	—	—
Net earnings attributable to Starbucks	$967.6	$822.5	17.6%	11.9%	11.2%

Net earnings per common share - diluted	$1.26	$1.08	16.7%
Weighted avg. shares outstanding - diluted	765.4	761.3

Cash dividends declared per share	$0.52	$0.42

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.0%	36.7%
Effective tax rate including noncontrolling interests				33.9%	32.0%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Segment Results (in millions)

Americas

	Mar 30, 2014	Mar 31, 2013	% Change	Mar 30, 2014	Mar 31, 2013

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,561.3	$2,376.2	7.8%	91.2%	91.2%
Licensed stores	237.8	216.7	9.7	8.5	8.3
CPG, foodservice and other	9.7	11.2	(13.4)	0.3	0.4
Total net revenues	2,808.8	2,604.1	7.9	100.0	100.0
Cost of sales including occupancy costs	1,059.6	1,000.0	6.0	37.7	38.4
Store operating expenses	963.9	891.9	8.1	34.3	34.2
Other operating expenses	23.7	21.2	11.8	0.8	0.8
Depreciation and amortization expenses	114.8	105.6	8.7	4.1	4.1
General and administrative expenses	41.2	38.1	8.1	1.5	1.5
Total operating expenses	2,203.2	2,056.8	7.1	78.4	79.0
Income from equity investees	—	2.4	(100.0)	—	0.1
Operating income	$605.6	$549.7	10.2%	21.6%	21.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.6%	37.5%

Two Quarters Ended
Net revenues:
Company-operated stores	$5,348.2	$4,962.6	7.8%	90.9%	91.1%
Licensed stores	512.1	455.8	12.4	8.7	8.4
CPG, foodservice and other	21.4	26.3	(18.6)	0.4	0.5
Total net revenues	5,881.7	5,444.7	8.0	100.0	100.0
Cost of sales including occupancy costs	2,223.8	2,092.5	6.3	37.8	38.4
Store operating expenses	1,963.5	1,851.7	6.0	33.4	34.0
Other operating expenses	49.0	51.2	(4.3)	0.8	0.9
Depreciation and amortization expenses	227.1	211.0	7.6	3.9	3.9
General and administrative expenses	80.7	100.9	(20.0)	1.4	1.9
Total operating expenses	4,544.1	4,307.3	5.5	77.3	79.1
Income from equity investees	—	2.4	(100.0)	—	—
Operating income	$1,337.6	$1,139.8	17.4%	22.7%	20.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.7%	37.3%

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EMEA

	Mar 30, 2014	Mar 31, 2013	% Change	Mar 30, 2014	Mar 31, 2013

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$245.5	$219.0	12.1%	79.2%	80.2%
Licensed stores	54.4	45.9	18.5	17.6	16.8
CPG, foodservice and other	10.0	8.3	20.5	3.2	3.0
Total net revenues	309.9	273.2	13.4	100.0	100.0
Cost of sales including occupancy costs	158.3	140.8	12.4	51.1	51.5
Store operating expenses	92.4	83.2	11.1	29.8	30.5
Other operating expenses	11.8	10.7	10.3	3.8	3.9
Depreciation and amortization expenses	14.8	13.7	8.0	4.8	5.0
General and administrative expenses	16.0	19.6	(18.4)	5.2	7.2
Total operating expenses	293.3	268.0	9.4	94.6	98.1
Income from equity investees	1.1	—	nm	0.4	—
Operating income	$17.7	$5.2	240.4%	5.7%	1.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.6%	38.0%

Two Quarters Ended
Net revenues:
Company-operated stores	$514.5	$471.7	9.1%	79.2%	81.4%
Licensed stores	115.0	89.8	28.1	17.7	15.5
CPG, foodservice and other	20.0	17.8	12.4	3.1	3.1
Total net revenues	649.5	579.3	12.1	100.0	100.0
Cost of sales including occupancy costs	326.5	293.3	11.3	50.3	50.6
Store operating expenses	188.8	173.5	8.8	29.1	29.9
Other operating expenses	23.4	19.1	22.5	3.6	3.3
Depreciation and amortization expenses	29.4	27.9	5.4	4.5	4.8
General and administrative expenses	32.1	38.0	(15.5)	4.9	6.6
Total operating expenses	600.2	551.8	8.8	92.4	95.3
Income from equity investees	1.9	—	nm	0.3	—
Operating income	$51.2	$27.5	86.2%	7.9%	4.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.7%	36.8%

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China / Asia Pacific (CAP)

	Mar 30, 2014	Mar 31, 2013	% Change	Mar 30, 2014	Mar 31, 2013

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$202.5	$156.5	29.4%	76.3%	73.3%
Licensed stores	62.8	57.1	10.0	23.7	26.7
Total net revenues	265.3	213.6	24.2	100.0	100.0
Cost of sales including occupancy costs	127.4	104.9	21.4	48.0	49.1
Store operating expenses	52.4	40.3	30.0	19.8	18.9
Other operating expenses	11.1	11.5	(3.5)	4.2	5.4
Depreciation and amortization expenses	11.8	8.5	38.8	4.4	4.0
General and administrative expenses	13.0	10.9	19.3	4.9	5.1
Total operating expenses	215.7	176.1	22.5	81.3	82.4
Income from equity investees	37.4	30.8	21.4	14.1	14.4
Operating income	$87.0	$68.3	27.4%	32.8%	32.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				25.9%	25.8%

Two Quarters Ended
Net revenues:
Company-operated stores	$404.1	$307.0	31.6%	75.9%	71.8%
Licensed stores	128.1	120.7	6.1	24.1	28.2
Total net revenues	532.2	427.7	24.4	100.0	100.0
Cost of sales including occupancy costs	260.2	211.4	23.1	48.9	49.4
Store operating expenses	103.7	79.7	30.1	19.5	18.6
Other operating expenses	21.7	21.7	—	4.1	5.1
Depreciation and amortization expenses	22.0	15.9	38.4	4.1	3.7
General and administrative expenses	27.1	23.5	15.3	5.1	5.5
Total operating expenses	434.7	352.2	23.4	81.7	82.3
Income from equity investees	70.5	64.9	8.6	13.2	15.2
Operating income	$168.0	$140.4	19.7%	31.6%	32.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				25.7%	26.0%

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Channel Development

	Mar 30, 2014	Mar 31, 2013	% Change	Mar 30, 2014	Mar 31, 2013

Quarter Ended				As a % of Channel Development total net revenues (1)
Net revenues:
CPG	$282.1	$254.6	10.8%	76.2%	75.3%
Foodservice(1)	88.3	83.5	5.7	23.8	24.7
Total net revenues	370.4	338.1	9.6	100.0	100.0
Cost of sales	213.6	212.6	0.5	57.7	62.9
Other operating expenses(1)	46.6	43.9	6.2	12.6	13.0
Depreciation and amortization expenses	0.4	0.3	33.3	0.1	0.1
General and administrative expenses	3.9	6.5	(40.0)	1.1	1.9
Total operating expenses	264.5	263.3	0.5	71.4	77.9
Income from equity investees	21.4	19.3	10.9	5.8	5.7
Operating income	$127.3	$94.1	35.3%	34.4%	27.8%

Two Quarters Ended
Net revenues:
CPG	$588.5	$542.9	8.4%	76.3%	76.2%
Foodservice(1)	183.0	169.6	7.9	23.7	23.8
Total net revenues	771.5	712.5	8.3	100.0	100.0
Cost of sales	459.2	447.8	2.5	59.5	62.8
Other operating expenses(1)	94.6	101.5	(6.8)	12.3	14.2
Depreciation and amortization expenses	0.8	0.6	33.3	0.1	0.1
General and administrative expenses	9.3	11.3	(17.7)	1.2	1.6
Total operating expenses	563.9	561.2	0.5	73.1	78.8
Income from equity investees	38.6	39.7	(2.8)	5.0	5.6
Operating income	$246.2	$191.0	28.9%	31.9%	26.8%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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All Other Segments

	Mar 30, 2014	Mar 31, 2013	% Change

Quarter Ended
Net revenues:
Company-operated stores	$58.7	$56.0	4.8%
Licensed stores	1.2	2.4	(50.0)
CPG, foodservice and other(1)	59.5	62.2	(4.3)
Total net revenues	119.4	120.6	(1.0)
Cost of sales including occupancy costs	68.8	69.7	(1.3)
Store operating expenses	25.8	23.0	12.2
Other operating expenses(1)	18.0	18.5	(2.7)
Depreciation and amortization expenses	3.7	3.4	8.8
General and administrative expenses	10.9	10.1	7.9
Total operating expenses	127.2	124.7	2.0
Operating loss	$(7.8)	$(4.1)	90.2%

Two Quarters Ended
Net revenues:
Company-operated stores	$145.0	$56.0	158.9%
Licensed stores	2.8	5.9	(52.5)
CPG, foodservice and other(1)	130.7	116.6	12.1
Total net revenues	278.5	178.5	56.0
Cost of sales including occupancy costs	151.3	106.0	42.7
Store operating expenses	53.6	23.0	133.0
Other operating expenses(1)	37.6	38.4	(2.1)
Depreciation and amortization expenses	7.3	4.3	69.8
General and administrative expenses	22.6	15.0	50.7
Total operating expenses	272.4	186.7	45.9
Operating income/(loss)	$6.1	$(8.2)	nm
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
Fiscal Second Quarter 2014 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Mar 30, 2014	Mar 31, 2013	Change
Revenues	$2,520.4	$2,312.9	9%
Comparable Store Sales Growth(1)	6%	7%
Change in Transactions	2%	5%
Change in Ticket	3%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer

Store Data:

	Net stores opened (closed) during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 30, 2014	Mar 31, 2013	Mar 30, 2014	Mar 31, 2013	Mar 30, 2014	Mar 31, 2013
Americas
Company-operated stores	59	24	86	50	8,164	7,852
Licensed stores	69	71	184	132	5,599	5,143
	128	95	270	182	13,763	12,995
EMEA(1)
Company-operated stores	1	(4)	4	(24)	842	843
Licensed stores	31	26	92	53	1,223	1,055
	32	22	96	29	2,065	1,898
CAP
Company-operated stores	53	66	114	113	1,020	779
Licensed stores	121	81	269	159	3,245	2,787
	174	147	383	272	4,265	3,566
All Other Segments(2)
Company-operated stores	4	306	11	309	368	323
Licensed stores	(3)	20	(8)	10	58	86
	1	326	3	319	426	409

Total Company	335	590	752	802	20,519	18,868
(1) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the second quarter of fiscal 2014.
(2) Includes 337 Teavana stores added in the second quarter of fiscal 2013.

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